SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 27, 2006 (June 22, 2006)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 22, 2006, the Board of Directors of Seneca Gaming Corporation issued a release announcing appointments, effective as of June 22, 2006, for three of its existing officers.

Joseph D’Amato, formerly Seneca Gaming Corporation’s Senior Vice President for Finance & Administration and Chief Financial Officer, has been appointed Chief Operating Officer and has consented to serve as such. Mr. D’Amato will also serve as Chief Operating Officer of each of Seneca Gaming Corporation’s subsidiaries. As an existing executive officer, the information required by Item 5.02(c) of Form 8-K, except to the extent provided above or, with respect to certain expected material changes to the terms of Mr. D’Amato’s employment agreement (to be provided by an amendment to this Form 8-K once available), has been previously reported.

Patrick Fox, formerly Seneca Gaming Corporation’s Vice President of Finance, has been appointed Chief Financial Officer, and has been designated as Seneca Gaming Corporation’s principal financial and accounting officer. Mr. Fox has consented to serve in all of the foregoing capacities. Mr. Fox will also serve as Chief Financial Officer of each of Seneca Gaming Corporation’s subsidiaries. Patrick Fox, 54, served as Vice President of Finance of Seneca Gaming Corporation from October 24, 2005 through June 22, 2006. For the four months prior to October 24, 2005, Mr. Fox served as Financial Controller of Majestic Star Casino. From April 2004 through May 2005, Mr. Fox served as Chief Financial Officer of Prairie Meadows Racetrack & Casino and from November 2001 through April 2004 he served as Chief Financial Officer of Trump Indiana, Inc. (which corporation filed for bankruptcy shortly after April 2004). Prior to that, Mr. Fox served as Director of Finance of the Carlson Group, an engineering and architectural firm, from February 2001 through September 2001. Prior to February 2001, and for approximately 25 years, he was with Arthur Andersen and Accenture (formerly Andersen Consulting) where he held several auditing and management positions. Mr. Fox is a certified public accountant and a graduate of the University of Northern Iowa. It is expected that Mr. Fox will enter into a new employment agreement with Seneca Gaming Corporation. The material terms of such new employment agreement have not yet been determined but will be provided by an amendment to this Form 8-K once determined. Mr. Fox’s existing employment agreement with Seneca Niagara Falls Gaming Corporation (“SNFGC”) provides for, among other matters, (a) a term of two years from October 24, 2005 through October 23, 2007, (b) an initial salary of $170,000 per year, (c) eligibility to participate, at SNFGC’s sole discretion, in an annual incentive compensation or other bonus program, (d) six months severance in the form of a continuation of the payment of his salary in the case of termination of employment by SNFGC under certain circumstances, and (e) certain restrictive covenants obligating Mr. Fox to maintain the confidentiality of certain confidential information and restricting certain activities by Mr. Fox.

Michael Speller, formerly Seneca Gaming Corporation’s Senior Vice President of Table Games, has been appointed Senior Vice President of Gaming Operations and has consented to serve as such.

A copy of the press release announcing the above appointments is attached to this Current Report as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibit

              99.1         Press Release Announcing Executive Appointments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION (Registrant)

Date: June 27, 2006		/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General
Counsel

EXHIBIT INDEX

Exhibit No.	Description

*99.1	Press Release Announcing Executive Appointments.

*Filed herewith